Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Carole Hochman, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the annual report on Form 10-K of Naked Brand Group Inc. for the year ended January 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Naked Brand Group Inc.

April 30, 2015

/s/ Carole Hochman
Carole Hochman
Chief Executive Officer, Chief Creative Officer and Director
(Principal Executive Officer)